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                                                                   EXHIBIT 23.1


                              CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37665) pertaining to the Management Equity Plan of United Stationers Inc. of our report dated January 26, 2001 with respect to the consolidated financial statements of United Stationers Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                       /s/ ERNST & YOUNG LLP

Ernst & Young LLP
Chicago, Illinois
January 26, 2001